Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Clarivate Plc of our report dated February 27, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Clarivate Plc’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 12, 2024